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                                                                    EXHIBIT 99.2


                                [Homestore Logo]

                     HOMESTORE REACHES SETTLEMENT AGREEMENT
                             IN CLASS ACTION LAWSUIT
                               QUESTIONS & ANSWERS
                                 AUGUST 13, 2003

Q: WHAT IS THE SETTLEMENT PROCESS GOING FORWARD? HOW LIKELY IS IT TO BE
APPROVED?

A: The class action settlement is subject to two separate approvals. The first is a preliminary approval by the U.S. Federal judge presiding over the case, Judge Pechman. The parties to the agreement will promptly seek this approval. While preliminary approval is generally granted when the plaintiffs and defendant have reached a settlement, the judge must determine whether she believes the settlement is within the range of settlements that may receive final approval as fair and reasonable so that notice should be given to the class of the settlement. The parties anticipate that the Court will rule on the request in the coming months.

      If preliminary approval is granted, formal notice will be sent to the class regarding the approval. At that time, class members have the opportunity to either opt out of the class and the settlement or continue in the class. Those who do not opt out may formally object to the settlement at a hearing on final approval of the settlement. The U.S. District Court will then determine whether to grant a final judicial approval for the settlement at a settlement hearing to be set at a future date. The terms of the settlement and the procedure which shareholders may follow will be set forth in the notice to be sent to the class.

Q:  WHO RECEIVES A RELEASE FROM THE LAWSUIT BY THE SETTLEMENT?

A: All present and past directors, all present employees, and all former employees, except those remaining as named defendants (two former officers of the company).

Q:  AS A SHAREHOLDER, HOW DO I RECOVER A SETTLEMENT?

A: If you are a potential member of the class, you may be notified directly by a notice regarding the details of this process or publication in The Wall Street Journal. Homestore is not involved in this process.


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HOMESTORE REACHES SETTLEMENT IN CLASS ACTION WITH LAWSUIT
QUESTIONS & ANSWERS CONTINUED
AUGUST 13, 2003

Q: CAN THE PROPOSED SETTLEMENT BE CHALLENGED, OR FAIL TO BE APPROVED BY THE
COURT?

A: While Homestore and the lead plaintiff have jointly submitted a proposal they expect to be approved, an outcome cannot be predicted at this time.

Q:  HOW WAS THE SETTLEMENT VALUE WITH THE PLAINTIFFS ESTABLISHED?

A: A number of factors were considered by the parties in reaching the settlement, including the value of claims, the difficulties of litigating the Case against Homestore, the company's cooperation with both shareholders and regulators and various other factors, including Homestore's ability to fund the settlement without reliance on third-party contributions and without unduly restricting Homestore's ability to fund its operations. The settlement amount was determined by the parties to be the maximum that Homestore could pay without jeopardizing the future of the business.

Q:  CAN THE COMPANY AFFORD TO PAY THE SETTLEMENT?

A: Yes. Homestore would not have entered into this settlement if it believed that it would jeopardize the future of the company.

Q:  HOW DOES THE SETTLEMENT IMPACT PREVIOUS FINANCIAL GUIDANCE?
A: The proposed settlement includes a provision whereby Homestore's cash will be reduced by $10 million within a few days of court approval and an additional $3 million upon the completion of the claims process. Other than a one-time litigation settlement charge in Homestore's second quarter financials, it will not affect the results of operations.

Q:  WHAT IS THE ACCOUNTING FOR THE SETTLEMENT?

A: In Homestore's June 30, 2003 financial statements a one-time litigation settlement charge of $63.6 million will be recorded, representing $13 million in cash and $50.6 million in stock, based on the value of the stock when the settlement agreement was signed.


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HOMESTORE REACHES SETTLEMENT IN CLASS ACTION WITH LAWSUIT
QUESTIONS & ANSWERS CONTINUED
AUGUST 13, 2003

Q: WHAT IS THE STATUS OF THE INSURANCE COVERAGE AND ARE YOU GOING TO CHALLENGE THE RESCISSIONS? WHY DOES HOMESTORE DIRECTORS' AND OFFICERS' INSURANCE NOT COVER THIS CLAIM?

A: While Homestore is continuing to seek coverage from its directors' and officers' insurance carriers for some or all of the costs of this settlement, such efforts thus far have been unsuccessful. More detailed descriptions of the status of the directors' and officers' coverage litigation are included from time to time in documents Homestore files with the Securities and Exchange Commission, including but not limited to its Form 10-Ks, Form 10-Qs and Form 8-Ks. In the event that proceeds are recovered, they would be divided evenly between Homestore and members of the class, after provision for legal expenses incurred by Homestore.


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